UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

BIOMERICA, INC.

(Exact name of Registrant as specified in its charter)

Delaware	95-2645573
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

17571 Von Karman Avenue, Irvine, California	92614
(Address of principal executive offices)	(Zip Code)

BIOMERICA, INC.
2020 STOCK INCENTIVE PLAN

(Full title of the plan)

Zackary Irani

Chairman & Chief Executive Officer

Biomerica, Inc.

17571 Von Karman Avenue

Irvine, California 92614

(Name and address of agent for service)

(949) 645-2111

(Telephone number, including area code, of agent for service)

Copy to:

Christopher D. Ivey, Esq.

Stradling Yocca Carlson & Rauth, P.C.

660 Newport Center Drive, Suite 1600

Newport Beach, California 92660

(949) 725-4000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, $0.08 par value per share	900,000 shares	$3.565	$3,208,500	$350.05

(1)     This registration statement on Form S-8 (this “Registration Statement”) covers shares of common stock, par value $0.08 (“Common Stock”), of Biomerica, Inc. (the “Registrant”) which may be issued under the Biomerica, Inc. 2020 Stock Incentive Plan (the “2020 Plan”) which was presented in the Company’s Definitive Proxy Statement, sent to shareholders in October 2020, and approved by the shareholders of Biomerica at the Company’s annual meeting held on December 10, 2020. Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s Common Stock that become issuable under the 2020 Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Registrant’s outstanding shares of Common Stock.

(2)     Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and Rule 457(h) promulgated under the Securities Act, based upon the average of the high and low prices of the Registrant’s Common Stock as reported on the NASDAQ Capital Market on May 19, 2021.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in this Part I of Form S-8 will be sent or given to participants as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”). In accordance with Rule 428(b)(1) and the requirements of Part I of Form S-8, these documents are not required to be filed with the Securities and Exchange Commission (the “Commission”) either as part of this registration statement on Form S-8 (the “Registration Statement”) or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

The following documents, which have been filed by the registrant with the Commission are hereby incorporated by reference herein, and shall be deemed to be a part of, this Registration Statement:

•         Our Annual Report on Form 10-K for the year ended May 31, 2020, filed with the Commission on August 31, 2020;

•         Our Quarterly Reports on Form 10-Q for the quarters ended August 31, 2020, November 30, 2020 and February 28, 2021 filed with the Commission on October 15, 2020, January 14, 2021 and April 14, 2021, respectively;

•         Our Definitive Proxy Statement on Schedule 14A, filed with the Commission on September 25, 2020;

•         Our Current Reports on Form 8-K filed with the Commission on June 2, 2020, June 17, 2020, June 29, 2020, September 2, 2020, January 14, 2021 and January 22, 2021;

•         The description of our common stock set forth in the Registration Statement on Form 8-A filed with the Commission on August 23, 2016 and any other amendment or report filed for the purpose of updating such description.

In addition, all documents filed by the registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities and Exchange Act of 1934, as amended, after the date of this Registration Statement and prior to the filing of a post-effective amendment, which indicates that all securities offered have been sold, or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part of it from the respective dates of filing such documents; except as to any portion of any future annual, quarterly or current report or other document, or any portion thereof, that is deemed furnished and not deemed filed under such provisions. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document, which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.         Description of Securities.

Not applicable.

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Item 5.       Interests of Named Experts and Counsel.

Not applicable

Item 6.         Indemnification of Directors and Officers.

Our First Amended and Restated Certificate of Incorporation includes a provision that eliminates the personal liability of our directors for monetary damages for breach of their fiduciary duty as a director to the fullest extent permitted under Delaware law. The effect of this provision of our First Amended and Restated Certificate of Incorporation, as permitted by Section 145 of the Delaware General Corporation Law, is to eliminate our rights and those of our stockholders (through stockholders’ derivative suits on behalf of our Company) to recover damages against a director or officer for breach of the fiduciary duties as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute.

In addition, as permitted by Section 145, our Bylaws provide that we are required to indemnify our directors and officers and persons serving in these capacities in other business enterprises (including, for example, our subsidiaries) at our request, to the fullest extent permitted by Delaware law, including in those circumstances in which indemnification would otherwise be discretionary. Our Bylaws also provide that we may indemnify our employees and agents in circumstances where indemnification is not required by law. The rights conferred in the Bylaws are not exclusive, and we are authorized to enter into indemnification agreements with our directors, executive officers and employees. We may not retroactively amend our bylaw provisions in a way that reduces the protections of the directors, officers and employees who benefit from these provisions.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

Item 7.         Exemption from Registration Claimed.

Not Applicable.

Item 8.         Exhibits.

A list of exhibits filed with this Registration Statement is set forth in the Exhibit Index hereto and is incorporated herein by reference.

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Item 9.       Undertakings.

(a)       We hereby undertake:

1.       To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.          To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.         To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

iii.        To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

2.       That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.       To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)       We hereby undertake that, for purposes of determining any liability under the Securities Act, each filing of our annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)       Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on May 21, 2021.

BIOMERICA, INC.

By:	/s/ Zackary Irani
Zackary Irani
Chairman and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Zackary Irani and Steve Sloan and each them, individually, as his or her attorneys-in-fact, with full power and authority, including full power of substitution, for the undersigned to sign, in any and all capacities, any amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and to do any and all acts and things for and in name of the undersigned which such attorneys-in-fact, or any of them, individually, may deem necessary or advisable to enable Biomerica, Inc. to comply with the Securities Act of 1933, as amended, and any rules, regulations, and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, and does hereby ratify and confirm all that any of said attorneys-in-fact, or any of their substitutes, may do or cause to be done by virtue hereof.

S-1

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 has been signed by the following persons in the respective capacities and on the dates indicated below.

Name	Title	Date

/s/ Zackary Irani	Chairman and Chief Executive Officer	May 21, 2021
Zackary Irani	(Principal Executive Officer)

/s/ Steven Sloan	Chief Financial Officer, Treasurer & Secretary	May 21, 2021
Steve Sloan	(Principal Financial and Accounting Officer)

/s/ Allen Barbieri	Director and Vice Chairman	May 21, 2021
Allen Barbieri

/s/ Francis Cano, Ph.D	Director	May 21, 2021
Francis Cano, Ph.D

/s/ Jane Emerson, M.D., Ph.D	Director	May 21, 2021
Jane Emerson, M.D., Ph.D

/s/ Mark Sirgo, Pharm.D	Director	May 21, 2021
Mark Sirgo, Pharm.D

/s/ Cathy Coste	Director	May 21, 2021
Cathy Coste

S-2

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

4.1	Form of Common Stock Certificate (incorporated herein by reference to Exhibit 4.1 of the Company’s Registration Statement on Form SB-2, filed September 16, 1999).

4.2

First Amended and Restated Certificate of Incorporation of Biomerica, Inc. filed with the Secretary of State of Delaware on August 1, 2000 (incorporated by reference to Exhibit 3.8 filed with the Company’s Annual Report on Form 10-KSB for the fiscal year ended May 31, 2000).

4.3	Bylaws of the Company(incorporated by reference to Exhibit 3.2 filed with Amendment No. 1 to Registration Statement on Form S-1, Commission File No. 2-83308).

4.4	Biomerica, Inc. 2020 Stock Incentive Plan (incorporated herein by reference toExhibit A to the Registrant’s Definitive Proxy Statement filed with the Commission on September 25, 2020).

5.1	Opinion of Legal Counsel±

23.1	Consent of PKF San Diego, LLP±

23.2	Consent of Legal Counsel (included in Exhibit 5.1)±

24.1	Power of Attorney (included on the signature page of this registration statement)±

±              Filed herewith.

E-1